LLC-1	Articles of Organization of a Limited Liability Company (LLC)

201428810087

To form a limited liability company in California, you can fill out this form, and submit for filing along with:

- A **$70** filing fee.
- A separate, non-refundable **$15** service fee also must be included, if you **drop off** the completed form.

Important! LLCs in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov.

LLCs may not provide "professional services," as defined by California Corporations Code sections 13401(a) and 13401.3.

Note: *Before submitting the completed form*, you should consult with a private attorney for advice about your specific business needs.

FILED
Secretary of State
State of California
OCT 14 2014

This Space For Office Use Only

For questions about this form, go to *www.sos.ca.gov/business/be/filing-tips.htm.*

LLC Name (List the proposed LLC name exactly as it is to appear on the records of the California Secretary of State.)

① CC California LLC

Proposed LLC Name

The name **must** include: LLC, L.L.C., Limited Liability Company, Limited Liability Co., Ltd. Liability Co. or Ltd. Liability Company; and **may not** include: bank, trust, trustee, incorporated, inc., corporation, or corp., insurer, or insurance company. For general entity name requirements and restrictions, go to www.sos.ca.gov/business/be/name-availability.htm.

Purpose

② The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

LLC Addresses

③ a. 4645 De Soto Street — San Diego — CA — 92109

Initial Street Address of Designated Office in CA - Do not list a P.O. Box — *City (no abbreviations)* — *State* — *Zip*

b.

Initial Mailing Address of LLC, if different from 3a — *City (no abbreviations)* — *State* — *Zip*

Service of Process (List a California resident or a California registered corporate agent that agrees to be your initial agent to accept service of process in case your LLC is sued. You may list any adult who lives in California. You may **not** list an LLC as the agent. **Do not** list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

④ a. Paracorp Incorporated

Agent's Name

b. CA

Agent's Street Address (if agent is not a corporation) - Do not list a P.O. Box — *City (no abbreviations)* — *State* — *Zip*

Management (Check only one.)

⑤ The LLC will be managed by:

☐ One Manager ☐ More Than One Manager ☒ All Limited Liability Company Member(s)

This form must be signed by each organizer. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2" x 11"). All attachments are made part of these articles of organization.

Organizer - Sign here

Robert K. Mayerson
Print your name here

Make check/money order payable to: **Secretary of State**	***By Mail***	***Drop-Off***
Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.	Secretary of State Business Entities, P.O. Box 944228 Sacramento, CA 94244-2280	Secretary of State 1500 11th Street., 3rd Floor Sacramento, CA 95814

Corporations Code §§ 17701.04, 17701.08, 17701.13, 17702.01, Revenue and Taxation Code § 17941
LLC-1 (REV 01/2014)

2014 California Secretary of State
www.sos.ca.gov/business/be

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